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                                                                    EXHIBIT 4.13

                              AVONDALE MILLS, INC.

                               EXCHANGE AGREEMENT

August 26, 2004

3V Capital Master Fund Ltd.
  c/o 3V Capital Management LLC
One Greenwich Office Park North
51 East Weaver Street
Greenwich, Connecticut 06831

Ladies and Gentlemen:

      Avondale Mills, Inc., an Alabama corporation (the "Company"), and Avondale Incorporated, a Georgia corporation and the Company's parent company (the "Guarantor"), confirm their agreement with 3V Capital Master Fund Ltd. ("3V"), as investment advisor on behalf of each beneficial owner of the Company's outstanding 10.25% Senior Subordinated Notes due 2013 (the "Securities") listed on Exhibit A hereto, (collectively, the "Holders" and each of them a "Holder").

      1. Exchange Subject to the terms and conditions of this Agreement, the Company will enter into an exchange with the Holders pursuant to which the Company will issue to the Holders $975,000 principal amount of its Floating Rate Notes due 2012 (the "New Notes"), guaranteed on a senior, unsecured basis by the Guarantor (the "Note Guarantee"), in the amounts shown in Exhibit A hereto, in exchange for $1,500,000 principal amount of Securities currently held by the Holders. This Agreement, the Note Guarantee and the New Notes, the form of which is attached hereto as Exhibit B (the "Note"), are hereinafter collectively referred to as the "Operative Documents" and the execution and delivery of the Operative Documents and the transactions contemplated herein and therein are hereinafter referred to as the "Exchange."

      The Exchange will be made without registration of the New Notes (or the Note Guarantee) under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon one or more exemptions from the registration requirements of the Securities Act contained in Section 4(2) and Regulation D thereof.

      2. Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, 3V that:

            (a) Pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Guarantor has filed with the Securities and Exchange Commission (the "SEC") an Annual Report on Form 10-K for the year ended August 28, 2003, a Quarterly Report on Form 10-Q for the quarter ended November 28, 2003, a Quarterly Report on Form 10-Q for the quarter ended February 27, 2004, a Quarterly Report on Form 10-Q for the quarter ended May 28, 2004 and a Current Report on Form 8-K dated March 4, 2004 (collectively, and

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                                                                               2

including the exhibits thereto, the "Exchange Act Documents"), and all such Exchange Act Documents complied in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time they were filed with the SEC, in light of the circumstances under which they were made, not misleading.

            (b) Except as qualified in the Exchange Act Documents, the audited and unaudited financial statements and schedules included in the Exchange Act Documents, present fairly in all material respects the consolidated financial position of the Guarantor, the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Guarantor, the Company and its subsidiaries for the periods specified; such financial statements and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

            (c) Each of the Company and the Guarantor is in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to be so incorporated or organized and validly existing or to so qualify, in the aggregate, would not have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" shall mean when used in respect of any matter to the Company or the Guarantor a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company, the Guarantor and the Company's subsidiaries, considered as one enterprise, or would materially adversely affect the ability of the Company or the Guarantor to perform its obligations under the Operative Documents.

            (d) Each of the Company and the Guarantor has full corporate power to own or lease its respective properties and conduct its respective businesses as described in the Exchange Act Documents; and each of the Company and the Guarantor has full corporate power and authority to enter into this Agreement and the other Operative Documents and to perform all the terms and provisions hereof and thereof to be carried out by it.

            (e) As of the date hereof, the Company does not have any significant subsidiaries (as defined in Regulation S-X promulgated under the Securities
Act).

            (f) Each of the Company and the Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (g) The execution, delivery and performance of the Operative Documents has been duly authorized by all necessary corporate action of the Company and the Guarantor, as applicable, and, when duly executed and delivered by the Company and the Guarantor and by the

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other parties thereto, the Operative Documents will constitute legal, valid and binding obligations of the Company and the Guarantor (to the extent each is a party thereto), enforceable against the Company and the Guarantor in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the rights of creditors generally and to the effect of general principles of equity and except that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

            (h) The execution, issuance, delivery, sale and performance of and under the New Notes and the Note Guarantee have been duly authorized by all necessary corporate action and, when executed and delivered as provided in this Agreement, the New Notes and the Note Guarantee will constitute legal, valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the rights of creditors generally and to the effect of general principles of equity.

            (i) The issuance and offering of the New Notes to the Holders by the Company pursuant to this Agreement, the execution and delivery of any of the Operative Documents, the consummation or performance by the Company or the Guarantor of any of the terms of or obligations under the Operative Documents and the consummation of the Exchange, do not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or the Guarantor, or (ii) conflict with, result in a breach or violation of, or constitute a default under the Indenture, dated June 30, 2003, by and among the Company, the Guarantor and Wachovia Bank, National Association, as trustee (the "Indenture"), the Master Security Agreement (as defined below), the Credit Facility (as defined in the Indenture) or any other material indenture, note purchase agreement, credit agreement, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor or any of their respective properties is bound, or with the charter or by-laws of the Company or the Guarantor, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or the Guarantor, except for (i) any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator the noncompliance with which would not result in a Material Adverse Effect, or (ii) for any consent, approval, authorization, order, registration or qualification which has been made or obtained.

            (j) No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company or the Guarantor, threatened to which the Company or the Guarantor is a party or to which the property of the Company, the Guarantor or any of their respective subsidiaries is subject that are not described in the Exchange Act Documents, except for such proceedings or investigations which could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect or materially and adversely affect the consummation of the Exchange.

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            (k) Except as set forth in or granted in relation to (i) the Master
Security Agreement and related documents, dated July 30, 2002, among the Company and The CIT Group/Equipment Financing, Inc. (the "Master Security Agreement") and (ii) the Credit Facility, each of the Company and the Guarantor has good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case except as described in the Exchange Act Documents, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not have a Material Adverse Effect. Any real property held by the Company or the Guarantor as lessor is held under valid, subsisting and enforceable leases, with such exceptions as do not have a Material Adverse Effect.

            (l) Each of the Company and the Guarantor owns or possesses, or can acquire on reasonable terms, adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, licenses, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; and none of the Company or the Guarantor has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which could reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

            (m) Each of the Company and the Guarantor is insured by insurers of recognized financial responsibility (including self-insurance) against such losses and risks and in such amounts and with such deductibles as are prudent in the businesses in which they are engaged, except where the failure to have such could not reasonably be expected to have a Material Adverse Effect; and none of the Company and the Guarantor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

            (n) Each of the Company and the Guarantor possesses all certificates, authorizations and permits issued by the appropriate original equipment manufacturers, federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such could not reasonably be expected to have a Material Adverse Effect, and none of the Company and the Guarantor has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

            (o) Except as described in the Exchange Act Documents:

                  (i) Each of the Company and the Guarantor is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements ("Legal Requirements") relating to: human health and safety; pollution; management, disposal or release of any hazardous chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources ("Environmental Law");

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                                                                               5

                  (ii) Each of the Company and the Guarantor has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals, and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of each of the Company and the Guarantor ("Environmental Permits");

                  (iii) There are no past or present conditions or circumstances that are likely to interfere with the conduct of the business of each of the Company and the Guarantor in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

                  (iv) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of each of the Company and the Guarantor or any businesses, assets or properties formerly leased, operated or owned by each of the Company and the Guarantor, including but not limited to on-site or off-site disposal or release of any hazardous chemical substance, product or waste, which may give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property 3Vage, or 3Vage to natural resources;
            (iii) liabilities or obligations incurred by the Company and the Guarantor to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or conditions or circumstances that could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

            (p) No default exists under, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of the Indenture, the Credit Facility, the Master Security Agreement or any other indenture, note, security agreement, guaranty, mortgage, deed of trust, lease or other agreement or instrument to which either the Company or the Guarantor is a party or by which either the Company or the Guarantor is bound which could reasonably be expected to have, or could reasonably be expected to have after notice or lapse of time or both, a Material Adverse Effect.

            (q) Each of the Company and the Guarantor has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and/or the Guarantor, as applicable, retains adequate reserves and except in each case for any noncompliance that, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (r) Neither of the Company or the Guarantor is, nor after giving effect to the Exchange, will be an "investment company," or a company "controlled" by an "investment

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                                                                               6

company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (s) None of the Company, the Guarantor, any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), and any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the New Notes under the Securities Act.

            (t) None of the Company, the Guarantor, any of their Affiliates, and any person acting on its or their behalf has or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the New Notes in the United States.

            (u) Assuming the accuracy of the representations and warranties of 3V in Section 4 hereof and compliance by 3V with the procedures set forth in
Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the New Notes or the Note Guarantee to the Holders in the manner contemplated by this Agreement to register any of the New Notes or the Note Guarantee under the Securities Act or to qualify the New Note under the Trust Indenture Act of 1939, as amended.

            (v) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code')) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of the Company's subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of the Company's subsidiaries has any liability, direct or indirect, contingent or otherwise (a "Plan") which would have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company or any of the Company's subsidiaries has not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification. No labor dispute with the employees of the Company or any of the Company's subsidiaries exists or is threatened or imminent which could result in a Material Adverse Effect.

            (w) Since the respective dates as of which information is given in the Exchange Act Documents, there has not been any material adverse change in or affecting the business, condition (financial or otherwise), properties or results of operations of the Company, the Guarantor and the Company's subsidiaries, considered as one enterprise.

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            (x) Each certificate signed by any officer of the Company or the
Guarantor and delivered to the Holders or their counsel shall be deemed to be a representation and warranty by the Company or the Guarantor, as the case may be, to the Holders as to the matters covered thereby.

      3. Exchange. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue $975,000 aggregate principal amount of New Notes in exchange for $1,500,000 aggregate principal amount of Securities held by the Holders. The New Notes will be delivered in certificated form to the Holders against delivery by the Holders of $1,500,000 principal amount of Securities at 10:00 A.M., New York City time, on the date hereof, or at such other time or date as the Holders and the Company may agree upon in writing, such time and date of delivery against payment being herein referred to as the "Closing Date." In addition, on the Closing Date, the Company shall pay to the Holders by wire transfer of immediately available funds all accrued but unpaid interest on the Securities to, but not including the Closing Date, in accordance with the terms of the Indenture.

      4. 3V's Representations, Warranties and Agreements. 3V represents and warrants to, and agrees with, the Company that:

            (a) 3V is authorized to enter into this Agreement and all transactions and actions contemplated hereby as the authorized representative of the Holders pursuant to written agreements which are legal, valid and binding obligations of each of the parties thereto, enforceable against each of them in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principles of equity; and 3V represents that it has sole investment discretion for each of those accounts with respect to any Securities to be exchanged under this Agreement and full power to make the above acknowledgments, representations and agreements on behalf of each account with respect to any Securities to be exchanged under this Agreement.

            (b) (i) 3V is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the New Notes, and has had the opportunity to request and receive all material information relevant to the Company and relevant to making an informed decision to enter into this Agreement and to purchase the New Notes, as the case may be; (ii) 3V is acquiring the New Notes in the ordinary course of its business and for the account of the Holders for investment only and with no present intention of distributing any of such New Notes or any arrangement or understanding with any other persons regarding the distribution of such New Notes; (iii) 3V will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the New Notes except in compliance with the Securities Act and any applicable state securities laws; (iv) 3V has been afforded the opportunity to ask questions of the Company and the Guarantors; and neither such inquiries nor any other due diligence investigations conducted by 3V or the Holders, or their representatives, if any, shall modify, amend or affect the Holders' right to rely on the Company's and the Guarantor's representations and warranties contained in Section 2; and (v) 3V understands that the investment in the New Notes involves a significant

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                                                                               8

degree of risk, including a risk of total loss of the investment by the Holders, it is fully aware of and understands all the risks related to the purchase of the New Notes by the Holders and that the Holders may not be able to sell or transfer the New Notes for an indefinite period of time.

            (c) 3V has all necessary power and authority to execute and deliver this Agreement; this Agreement has been duly authorized by 3V; assuming that this Agreement is the valid and binding agreement of each of the parties thereto, other than 3V, this Agreement constitutes a valid and binding agreement of 3V, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principles of equity;

            (d) 3V understands that the New Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act in compliance with Section 4(2) and/or Regulation D of the Securities Act, that the New Notes have not been and will not be registered under the Securities Act, except pursuant to a Registration Rights Agreement as contemplated by Section 5, if at all, and that (i) if in the future any Holder decides to offer, resell, pledge or otherwise transfer any of the New Notes, such New Notes may be offered, resold, pledged or otherwise transferred only (a) to the Company, (b) in the United States to a person whom the Holder reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (d) to an "accredited investor" (as defined in Rule 501(a) of Regulation D) in a transaction exempt from the registration requirements of the Securities Act or
(e) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (e) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that (ii) the applicable Holder will, and each subsequent holder is required to, notify any subsequent purchaser of the New Notes from it of the resale restrictions referred to in (i) above;

            (e) 3V understands that the New Notes will bear a legend, as set forth on the form of New Note attached hereto as Exhibit B, until such legend shall no longer be necessary, in the Company's opinion, because the New Notes are no longer subject to the restrictions on transfer described therein;

            (f) 3V and the Holders understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the New Notes or the fairness or suitability of the investment in the New Notes nor have such authorities passed upon or endorsed the merits of the offering of the New Notes;

            (g) 3V is a company incorporated under the laws of the British Virgin Islands and a registered investment advisor, and each Holder is organized in the jurisdiction listed next to its name in Exhibit A;

            (h) each of the Holders is a qualified institutional buyer;

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                                                                               9

            (i) 3V agrees to keep confidential the existence and terms of the Exchange, its entering into this Agreement and all transactions relating thereto and hereto, provided that, these matters may be disclosed (i) its officers, employees, attorneys and other advisors on a confidential and "need to know" basis in connection with the Exchange, (ii) as required by law and (iii) to the extent that these matters are publicly disclosed by the Company or at such time as the Guarantor files with the SEC its Form 10-K for the year ended August 27, 2004; furthermore, until the earliest to occur of (x) November 15, 2004, (y) the filing with the SEC of the Guarantor's Annual Report on Form 10-K for the year ended August 27, 2004 and (z) such time as the existence of the Exchange is publicly disclosed by the Company, neither 3V nor any Holder nor any representative on their behalf will engage in any discussions with any third party (a "counterparty") with respect to any purchase or sale of Securities or New Notes without first either (1) entering into a confidentiality agreement with the counterparty substantially similar to this Section 4(i) or (2) obtaining an executed letter from the counterparty (which shall be promptly forwarded to the Company) in which the counterparty acknowledges that (x) the addressee of the letter may be in possession of material, non-public information regarding the Company within the meaning of the federal securities laws and (y) despite the counterparty itself not being in possession of such information, it nevertheless elects to enter into the purchase or sale; and

            (j) 3V acknowledges that the Company, the Guarantor and others will rely upon the truth and accuracy of the foregoing representations, warranties and agreements; they agree that if any of the representations, warranties or agreements 3V is deemed to have made is no longer accurate, it shall promptly notify the Company.

      5. Covenants. (a) Upon their initial issuance, the Company will (i) qualify the New Notes and the Note Guarantee for sale by the Holders under the applicable laws of such jurisdictions as 3V, as authorized representative for the Holders, may designate and (ii) will maintain such qualifications for so long as required for the sale of the New Notes and the Note Guarantee by the Holders, in the case of clauses (i) and (ii) as required by applicable law; provided, that the Company will not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise 3V of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Notes and the Note Guarantee for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (b) So long as any of this Note is a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company will provide at its expense to 3V or a Holder and to each prospective purchaser (as designated by 3V or Holder) of the New Notes, upon the request of 3V or such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

            (c) Except as may be contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security,

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                                                                              10

under circumstances that would require the registration of the New Notes under the Securities Act.

            (d) For so long as the New Notes are outstanding, each of the Company and the Guarantor and their respective subsidiaries will conduct its operations in a manner that will not subject the Company, the Guarantor or any such subsidiary to registration as an "investment company" under the Investment Company Act.

      6. Expenses.

            Each of the Company and 3V will pay its respective costs and expenses incident to the performance of its obligations under this Agreement. Except as otherwise provided herein, including the provisions of Section 8, neither the Company nor the Guarantor shall in any event be liable to 3V for the loss of anticipated profits from the transactions covered by this Agreement.

      7. Conditions to Closing. This Agreement and the Exchange shall become effective upon the satisfaction of the following conditions:

            (a) 3V, the Company and the Guarantor shall have executed and delivered to each other this Agreement;

            (b) The Guarantor shall have executed and delivered to the Holders the Note Guarantee;

            (c) The Company shall have executed and delivered the New Notes in the number and amounts requested by the Holders;

            (d) 3V shall have delivered, or caused to be delivered, to the Company the Securities being exchanged pursuant to this Agreement;

            (e) Each of the Company and the Guarantor shall have delivered to 3V a certificate, dated the Closing Date, executed by the secretary of each of the Company and the Guarantor certifying in such capacity and on behalf of the applicable party (a) as to the incumbency and signature of the officer of the Company and the Guarantor who executed this Agreement, the Note Guarantee and the New Notes; and (b) as to the adoption of resolutions of the board of directors of the Company and the Guarantor as being correct, complete and in full force and effect on the Closing Date, authorizing (i) the execution and delivery of this Agreement, the New Notes and the Note Guarantee, and (ii) the performance of the obligations of the Company and the Guarantor hereunder and thereunder; and

            (f) The Company shall have delivered to 3V a copy of the waiver and/or consent of General Electric Capital Corporation, as administrative agent and lender under the Credit Facility, to the transactions and exchanges contemplated herein.

      8. Indemnification and Contribution(a)The Company agrees to indemnify 3V from and against any and all losses, claims, 3Vages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which 3V may become subject, under the Securities Act or otherwise, insofar as such losses, claims, 3Vages or liabilities (or actions in respect thereof) arise out of or are based on any misrepresentation, breach of warranty or covenant or non-fulfillment of any agreement or obligation of the Company or the Guarantor under this Agreement; provided, however, that the Company shall not be liable for indemnification or otherwise for any such loss, claim, 3Vage or liability to the extent arising from gross negligence or willful misconduct of 3V or the Holders.

            (b) 3V also agrees to indemnify the Company and the Guarantor from and against any and all losses, claims, 3Vages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Company or the Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, 3Vages or liabilities (or actions in respect thereof) arise out of or are based on any misrepresentation, breach of warranty or covenant or non-fulfillment of any agreement or obligation of 3V under this Agreement; provided, however, that 3V shall not be liable for indemnification or otherwise for any such loss, claim, 3Vage or liability to the extent arising from gross negligence or willful misconduct of the Company or the Guarantor.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve such indemnifying party from liability under paragraph (a) or
(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for 3V and the Holders and all persons, if any, who controls 3V or the Holders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Guarantor, their respective directors and officers and each person, if any, who controls the Company or the Guarantor within the meaning of either such Section. In the case of any such separate firm for 3V and the Holders and such control persons of 3V or the

Holders, such firm shall be designated in writing by 3V and the Holders. In the case of any such separate firm for the Company, the Guarantor, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company or the Guarantor. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such request sets forth the terms of the proposed settlement and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) No claim for indemnification pursuant to this Section 8 may be asserted under this Agreement more than one (1) year from the date hereof.

            (e) The obligations of the Company and the Guarantor under this
Section 8 shall be in addition to any liability that the Company and the Guarantor may otherwise have and the obligations of 3V under this Section 8 shall be in addition to any liability that 3V may otherwise have.

      9. Termination and Amendment. This Agreement may be terminated in writing pursuant to a writing signed by all parties hereto. Notwithstanding the above, this Agreement shall terminate at such time as all New Notes issued pursuant hereto are no longer outstanding. This Agreement may be amended pursuant to a writing signed by all parties hereto; provided however, that if the Company issues additional New Notes pursuant to the terms of the New Notes, this Agreement may be amended by a writing signed by the Company, the Guarantor and persons holding over 50% of the outstanding principal amount of all New Notes, including such additional New Notes.

      10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

            (i)   if to 3V or any Holder, as follows:

                  3V Capital Master Fund Ltd.
                  c/o 3V Capital Management LLC
                  One Greenwich Office Park North
                  51 East Weaver Street

                  Greenwich, Connecticut 06831
                  Attn: Joseph Zalewski
                  Fax: (203) 629-0418

                  With a copy to:

                  Libertas Partners LLC
                  One Greenwich Office Park
                  51 Weaver Street
                  Greenwich, Connecticut 06831
                  Attn: Jason Alper
                  Fax: (203) 629-0418

            (ii)  if sent to the Company or the Guarantor, as follows:

                  Avondale Mills, Inc. and/or Avondale Incorporated 506 South Broad Street
                  Monroe, GA 30655
                  Attn: Jack R. Altherr, Jr., Chief Financial Officer
                  Fax: (770) 267-2543

                  With  a copy to:

                  King  & Spalding LLP
                  1185 Avenue of the Americas
                  New York, New York 10036
                  Attention: Alexander G. Simpson, Esq.
                  Fax: (212) 556-2222

      11. Successors. This Agreement shall inure to the benefit of and shall be binding upon 3V, the Company and the Guarantor and their respective successors, and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Holders, the Company and the Guarantor and their respective successors, and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company and the Guarantor contained in
Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Holders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Holders contained in Section 8 of this Agreement shall also be for the benefit of the directors and officers of the Company and the Guarantor, and any person or persons who control the Company or the Guarantor within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act.

      12. Governing Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York.

      13.   Consent to Jurisdiction and Service of Process

            (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is non-exclusive.

            (b) Each party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in
Section 10 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

      14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantor and the Holders.

                                    Very truly yours,

                                    AVONDALE MILLS, INC.


                                    By:______________________________________
                                       Name: Jack R. Altherr, Jr.
                                       Title: Vice Chairman and Chief Financial
                                              Officer

                                    AVONDALE INCORPORATED

                                    By:______________________________________
                                       Name: Jack R. Altherr, Jr.
                                       Title: Vice Chairman and Chief Financial
                                              Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

3V CAPITAL MASTER FUND LTD.


      By:______________________________
      Name: Scott Stagg
      Title: Managing Member

               EXHIBIT A - PRINCIPAL AMOUNT OF NEW NOTES PURCHASED

          Holder                    Jurisdiction         Principal Amount Purchased
          ------                    ------------         --------------------------
3V Capital Master Fund Ltd.     British Virgin Islands            $975,000

                            EXHIBIT B - FORM OF NOTE

THE NOTE EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND STATE SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THIS NOTE UNDER WHICH THIS NOTE WAS ISSUED. THE HOLDER OF THE NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

                              AVONDALE MILLS, INC.

                           FLOATING RATE NOTE DUE 2012

$ 975,000.00                                                             No. 017


Avondale Mills, Inc., an Alabama corporation (hereinafter, the "Company"), promises to pay to 3V Capital Master Fund Ltd. or its successors, transferees or assigns (collectively, the "Holder") the principal sum of nine hundred seventy five thousand dollars ($975,000.00) on July 1, 2012 (the "Stated Maturity").

      Interest Payment Dates: July 1, October 1, January 1 and April 1.

      Record Dates: June 15, September 15, December 15 and March 15.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated: August 26, 2004

                                       AVONDALE MILLS, INC.

                                       By:__________________________________
                                          Name:  Jack R. Altherr, Jr.
                                          Title: Vice Chairman and
                                                 Chief Financial Officer

Attest:________________________________
       Name:  Michael D. Boyd
       Title: Vice President, Controller
              and Secretary

                              (REVERSE OF SECURITY)

                              AVONDALE MILLS, INC.

                           FLOATING RATE NOTE DUE 2012

            (a) Capitalized Terms. Reference is hereby made to that certain Exchange Agreement, dated August 26, 2004 (the "Exchange Agreement"), by and among Avondale Mills, Inc., an Alabama corporation (the "Company"), Avondale Incorporated, a Georgia corporation (the "Guarantor"), and 3V Capital Master Fund Ltd. ("3V"), as investment advisor on behalf of the holders of the Company's outstanding 10.25% Senior Subordinated Notes due 2013 listed on Exhibit A thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in that certain Indenture, dated as of June 30, 2003, by and among the Company, the Guarantor and Wachovia Bank, National Association, as Trustee, as in effect on the date hereof (the "Indenture"). References herein to "this Note" shall mean this Note evidencing the Floating Rate Note due 2012 of the Company. References herein to the New Notes, shall mean this Note as well as any other Floating Rate Notes due 2012 of the Company issued prior to or after the date hereof. References herein to the Trustee shall mean Wachovia Bank, National Association, as Trustee, or any successor trustee.

            (b)   Interest.

                  (i) Payment. The Company promises to pay interest on the principal amount of this Note until its Stated Maturity as set forth in this Section 2. The Company will pay interest quarterly in arrears on July 1, October 1, January 1 and April 1 of each year (each an "Interest Payment Date"), commencing on October 1, 2004, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from August 26, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. On or prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent (as hereinafter defined) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.

                  (ii) Interest Rate. This Note shall initially bear interest at a rate equal to LIBOR (as defined below) for the applicable Interest Period (which shall mean each of (a) the period from the date hereof until and including October 1, 2004 and (b) each period thereafter from the day after an Interest Payment Date to and including the next Interest Payment Date) plus 7.00% per annum. LIBOR for the period from the date of this Note until the first Interest Payment Date shall be 1.75% per annum. The Company will determine LIBOR for each Interest Period following the initial Interest Period, on the second London Business Day prior to the first day of such Interest Period (each a "LIBOR Determination Date"). For purposes of calculating LIBOR, a London Business Day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market. "LIBOR" means, as of any LIBOR Determination Date, the rate per annum for deposits in the United States dollars for a three-month period which appears on Telerate Page 3750 (as defined in the 1987 Interest Rate and Currency Exchange Definitions published by the International Swap Dealers Association, Inc., or such other page as may replace such Telerate Page 3750) as of 11:00 a.m., London time, on such date. The maximum LIBOR rate for purposes of this Note shall be 4.50%, and the minimum LIBOR rate for purposes of this Note shall be 1.75% notwithstanding the fact that the actual LIBOR rate in effect on the LIBOR Determination Date may differ from such maximum and minimum amounts. If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750), the rate for that LIBOR Determination Date will be the rate quoted by Wachovia Bank, National Association in New York City at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a three-month period.

                  (iii) Method of Payment. The Company shall pay interest on this Note (except defaulted interest) to the person who is the registered holder of this Note at the close of business record date immediately preceding the Interest Payment Date, even if this Note is cancelled after the record date and on or before the Interest Payment Date. The Company shall set a special record date for the payment of defaulted interest.

      On or prior to each due date of the principal and interest on the New Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of holders of the New Notes or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the New Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

      The Holder must surrender this Note to the Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on this Note in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

                  (iv) Paying Agent and Registrar. The Company shall maintain an office or agency where this Note may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where this Note may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of this Note and of its transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar of the Company's choosing. If the Paying Agent and Registrar is other than the Trustee, the Company shall notify the Trustee of the name and address of any such agent or registrar. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent. The Company initially appoints the Trustee as Registrar and Paying Agent in connection with this Note.

            (c)   Covenants.

                  (i) Incorporation by Reference from Indenture. Reference is hereby made to the following provisions of the Indenture which are incorporated in their entirety by reference herein as if set forth in their entirety herein, which are made applicable to this Note and which are binding upon the Company and enforceable by the Holder and the Trustee: Sections 4.04, 4.05, 4.06, 4.07 and 4.08. For purposes of these incorporated sections (both as stated herein and as incorporated herein), references to Section 4.03 of the Indenture shall be deemed references to Section 3(d) of this Note, references to Section 4.03(a) of the Indenture shall be deemed references to
            Section 3(d)(1) of this Note, references to Section 4.03(b) of the Indenture, and its subsections, shall be deemed references to
            Section 3(d)(2) of this Note, and its subsections and for purposes of Section 4.06 of the Indenture, the term Securities shall be defined to include the New Notes.

                  (ii) Payment of Notes. The Company shall promptly pay the principal of and interest on this Note on the dates and in the manner provided in this Note. The Company shall pay interest on overdue principal at the rate specified therefor above, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  (iii) SEC Reports. In the event that the Guarantor ceases to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Guarantor shall provide the Holder an annual report and the information documents and other reports which the Guarantor would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act were the Guarantor to still be filing such reports. The reports will be delivered to the Holder as promptly as practicable, but in no event later than 15 days after the date such reports would have been required to be filed with the SEC if such reports were being filed. In the event the Guarantor conducts any business or holds any significant assets other than the Capital Stock of the Company at the time of filing and providing any such report, information or other document containing financial statements of the Guarantor, the Guarantor shall include in such report, information or other document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X) with respect to the Company. Delivery of such reports, information and documents to the Holder is for informational purposes only and the Holder's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder.

                  (iv)  Limitation on Indebtedness.

                  (1) The Company shall not, and shall not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness unless, on the date of such incurrence, the Consolidated Coverage Ratio exceeds 2.0 to 1.

                  (2) Notwithstanding the foregoing paragraph (1), the Company and its Restricted Subsidiaries may incur any or all of the following Indebtedness:

                        (a) Indebtedness incurred by the Company pursuant to the Credit Facility or any other revolving credit arrangement; provided, however, that, after giving effect to any such incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of $175,000,000 (less the then outstanding principal amount of Indebtedness arising under any Receivables Program of the Company or any Restricted Subsidiary, other than Indebtedness described in clause (B) below) and the sum of (i) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and (ii) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than accounts receivable subject to any Receivables Program of the Company or any Restricted Subsidiary), in each case determined in accordance with GAAP;

                        (b) Indebtedness of the Company owed to and held by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

                        (c)   the Securities;

                        (d) Indebtedness outstanding as of the date of this Note (other than Indebtedness described in clause (A), (B) or (C) of this Section 3(d)(2));

                        (e)   Refinancing Indebtedness in respect of
                        Indebtedness incurred pursuant to Section 3(d)(1) or pursuant to clause (C) or (D) of this Section 3(d)(2) or this clause (E);

                        (f) Hedging Obligations consisting of Interest Rate or Currency Protection Agreements directly related to Indebtedness permitted to be incurred hereunder;

                        (g) Indebtedness incurred by a Receivables Subsidiary, other than Indebtedness described in clause (B) above, in an amount not exceeding 95% of the aggregate unpaid balance of the Receivables and Related Assets of such Receivables Subsidiary at the time of such incurrence pursuant to a Receivables Program;

                        (h) Indebtedness of the Company and the Company's Restricted Subsidiaries to the extent the net proceeds thereof are concurrently deposited to defease all Securities pursuant to the terms of the Indenture or all New Notes pursuant to the terms herein;

                        (i) Indebtedness represented by guarantees by the Company or the Company's Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under the Indenture;

                        (j) Indebtedness incurred by the Company in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding on the date of such incurrence which was incurred pursuant to this clause (J), does not exceed $55,000,000. With respect to Indebtedness permitted under this Section 3(d)(2)(J) no more than $20,000,000 of Indebtedness may be incurred pursuant to such provision in respect of Purchase Money Indebtedness.

      "Purchase Money Indebtedness" means Indebtedness:

                  (A) consisting of the deferred purchase price of property conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case whether directly from the owner of such property or through a third-party financing arrangement, and in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the property being financed, and

                  (B) incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the property, including additions and improvements thereto;

            provided, however, that the Indebtedness is incurred within 180 days after the acquisition, construction or lease of the property by the Company or Restricted Subsidiary.

                  (3) Notwithstanding the foregoing, and except as set forth in
            Section 3(e) below, the Company shall not incur any Indebtedness pursuant to Section 3(d)(2) if the proceeds thereof are used, directly or indirectly, to Refinance or defease any Subordinated Obligations unless such Indebtedness shall be subordinated to the New Notes to at least the same extent as such Subordinated Obligations. For the avoidance of doubt, for purposes of this
            Section 3(d) "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the date of the New Notes or thereafter incurred) which is subordinate or junior in right of payment to the New Notes pursuant to a written agreement to that effect, including the Securities.

                  (4) For purposes of determining any particular amount of
            Indebtedness under this Section 3(d), (i) Indebtedness incurred under the Credit Facility on or prior to the date hereof shall be treated as incurred pursuant to clause (A) of Section 3(d)(2) and
            (ii) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 3(d), (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, will classify (and may reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified (and reclassified) in more than one of the types of Indebtedness described herein.

                  (v) Repurchase of Securities. The other provisions of this
            Note and the Exchange Agreement notwithstanding, neither the Company nor any Subsidiary may purchase, enter into an exchange for, repurchase or otherwise acquire more than $75,000,000 in aggregate principal amount of outstanding Securities (including the Securities to be tendered in exchange for this Note). Furthermore, the Company may not issue more than $55,000,000 in senior or unsubordinated Indebtedness, including this Note, in exchange for Securities it being understood that the limitation contained in this sentence shall not apply to the incurrence of indebtedness under the Master Security Agreement and related documents, dated July 30, 2002, among the Company and The CIT Group/Equipment Financing, Inc. (the "Master Security Agreement"), or the Credit Facility used in whole or in part in exchange for or to finance the repurchase of Securities. The Company may not incur secured Indebtedness, except under the Master Security Agreement or the Credit Facility, in exchange for or to finance the repurchase of Securities unless the Indebtedness evidenced by this Note shall be secured on an equal and ratable basis with such secured Indebtedness.

                  (vi) Compliance Certificate and Notices. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have knowledge of any Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company shall also promptly deliver to the Trustee copies of any notices or waivers received by the Company from any holder of the New Notes that (a) were issued prior to August 26, 2004 and (b) are not included in the register of the New Notes.

                  (vii) Registration Rights. Within 45 days of the date of this
            Note the Company agrees to enter into a registration rights agreement (the "Registration Rights Agreement") with the holders of New Notes on terms and conditions set forth in Annex B hereto.

            (d)   Merger or Consolidation.

                  (i) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                  (1) the Company shall be the resulting, surviving or transferee Person or the resulting, surviving or transferee Person (in either case, the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume all the obligations of the Company under this Note and the Exchange Agreement;

                  (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

                  (3) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 3(d)(1).

      The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note and the Exchange Agreement, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on this Note.

      Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

                  (ii) The Guarantor shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not the Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which the Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by an amendment to this Note and the Exchange Agreement, in a form acceptable to the Holder, all the obligations of the Guarantor, if any, under the Note Guarantee; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.

            (e)   Optional Redemption.

                  (i) The New Notes will not be redeemable at the Company's option prior to July 1, 2005. At any time on or after July 1, 2005, the Company may, at its option, redeem all or any portion of the outstanding principal amount of the New Notes at the redemption prices (expressed as percentages of the principal amount of the New Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below:


        Year                       Percentage
        ----                       ----------
2005                                104.000%
2006                                103.000%
2007                                102.000%
2008                                101.000%
2009 and thereafter                 100.000%

            (f) Notice of Redemption; Selection of New Notes to be Redeemed.(i) (a) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Holder at its address for notices set forth in the Exchange Agreement. Once notice of redemption is mailed, the portion of the New Notes called for redemption becomes due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, the New Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date.

                  (ii) If fewer than all the New Notes are to be redeemed, the Trustee shall select the New Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal requirements, if any. The Company shall make the selection from outstanding New Notes not previously called for redemption. The

            Company may select for redemption portions of the principal of New Notes that have denominations larger than $1,000. New Notes and portions of them the Company selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Note that apply to New Notes called for redemption also apply to portions of New Notes called for redemption. Upon surrender of a New Note that is redeemed in part, the Company shall execute and deliver to the Holder a New
            Note in the principal amount equal to the unredeemed portion of the New Note surrendered.

                  (iii) On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money in immediately available funds, sufficient to pay the redemption price of and accrued interest on all New Notes to be redeemed on that date other than New Notes or portions of New Notes called for redemption which are held by the Company.

            (g)   Change of Control.

                  (i) Upon a Change of Control, the Holder shall have the right to require that the Company repurchase this Note, in its entirety, at a purchase price in cash equal to 101% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of the Holder to receive interest due on an Interest Payment Date), in accordance with the terms contemplated in Section 7(b). In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of this Note pursuant to this Section, then prior to the mailing of the notice to the Holder provided for in Section 7(b) below but in any event within 30 days following any Change of Control, the Company shall
            (i) repay in full all such Bank Indebtedness or offer to repay in full all such Bank Indebtedness and repay such Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of this Note as provided for in Section 7(b).

                  (ii) Within 30 days following any Change of Control, the Company shall mail a notice to the Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that the Holder has the right to require the Company to purchase this Note at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the Holder's right to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section, that the Holder must follow in order to have this Note purchased.

                  (iii) In order to have its Note repurchased pursuant to the terms hereof, the Holder will be required to surrender this Note, with an appropriate form duly completed, to the Trustee at the address specified in the notice at least three Business Days prior to the purchase date. The Holder will be entitled to withdraw its election if the Trustee receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes which were delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

                  (iv) On the purchase date, all Notes surrendered by the holders and purchased by the Company shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holder.

                  (v) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and resolutions in connection with a change of control offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue hereof.

            (h) Guaranty. To secure the due and punctual payment of the principal and interest, if any, on the Note and all other amounts payable by the Company under this Note when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the hereof, the Guarantor has agreed to guarantee the Obligations (as defined in the Note Guarantee) on a senior basis as set forth in the Note Guarantee attached hereto as Annex A.

            (i) Ranking. This Note, and all amounts due and outstanding hereunder, are Senior Indebtedness of the Company and shall rank pari passu in right of payment with all other Senior Indebtedness of the Company.

            (j)   Amendment, Waiver, Voting.

                  (i) Without Consent of the Holder. The Company may amend this Note or any New Notes without notice to or consent of the
            Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2)   to comply with Section 4;

                  (3) to provide for uncertificated New Notes in addition to or in place of certificated New Notes; provided, however, that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated New Notes are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees with respect to this Note or to secure this Note;

                  (5) to add to the covenants of the Company for the benefit of the Holder or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, an indenture under the Trust Indenture Act of 1939, as amended (to the extent an indenture will be required to be qualified under the Registration Rights Agreement); or

                  (7) to make any change that does not materially adversely affect the rights of the Holder.

      References above to the Indenture means the indenture that may be required to be executed and delivered pursuant to which New Notes are exchanged for Securities as contemplated by the Registration Rights Agreement.

      After an amendment under this Section becomes effective, the Company shall mail to the Holder a notice briefly describing such amendment. The failure to give such notice to the Holder, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  (ii) With Consent of the Holder. (i) The Company may amend this Note or any New Notes without notice to the Holder but with the written consent of the holders of at least a majority in principal amount of the New Notes. (ii) Without the consent of each holder affected, an amendment may not:

reduce the amount of New Notes whose holders must consent to an amendment; reduce the rate of or extend the time for payment of interest on any New Note; reduce the principal of or extend the Stated Maturity of any New Note;
reduce the premium payable upon the redemption of any New Note or change the time at which any New Note may be redeemed in accordance with Section 5;
make any New Note payable in money other than U.S. Dollars;
make any change in Section 12(b) or 12(c), or clause (ii) of this Section 10(b);
  or
make any change in any the Note Guarantee that would adversely affect the holders; and

      (iii) The above provisions notwithstanding, any amendment to Section 3(d)(2)(J), Section 3(d)(3) or Section 3(e) of this Note requires the written consent of holders of least 75% of the outstanding aggregate principal amount of the New Notes. This clause (iii) may not be amended or waived except upon the written consent of holders of at least 75% of the outstanding aggregate principal amount of the New Notes.

      (iv) It shall not be necessary for the consent of the holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      (v) After an amendment under this Section becomes effective, the Company shall mail to the Holder a notice briefly describing such amendment. The failure to give such notice to the Holder, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  (iii) Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a holder of a New Note shall bind the holder and every subsequent holder of that New Note or portion of the New Note that evidences the same debt as the consenting holder's New Note, even if notation of the consent or waiver is not made on the New Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder's New Note or portion of the New Note if the Company receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every new holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Company.

                  (iv) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of New Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the New Notes. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders of New Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders of New Notes after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  (v) Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of New Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the New Notes unless such consideration is offered to be paid to all holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

            (k)   Defaults and Remedies. An "Event of Default" occurs if:

                  (i) the Company defaults in any payment of interest on this Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (ii) the Company (i) defaults in the payment of the principal of this Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise or (ii) fails to redeem or purchase this Note when required pursuant to the terms hereof;

                  (iii) the Company or the Guarantor fails to comply with
            Section 4;

                  (iv) the Company fails to comply with Section 3 and such failure continues for 30 days after the notice specified below;

                  (v) the Company or the Guarantor fails to comply with any of its agreements set forth herein (other than those referred to in clause (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

                  (vi) Indebtedness of the Company, the Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent;

                  (vii) the Company, the Guarantor or any Significant Subsidiary
            pursuant to or within the meaning of any Bankruptcy Law:

                  (1)   commences a voluntary case;

                  (2) consents to the entry of an order for relief against it in an involuntary case;

                  (3) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (4) makes a general assignment for the benefit of its creditors; or

                  (5) takes any comparable action under any foreign laws relating to insolvency;

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (1) is for relief against the Company, the Guarantor or any Significant Subsidiary in an involuntary case;

                  (2) appoints a Custodian of the Company, the Guarantor or any Significant Subsidiary or for any substantial part of its property;

                  (3) orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary; or

                  (4) any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (ix) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time is entered against the Company, the Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

                  (x) the Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Note Guarantee) or the Guarantor denies or disaffirms its obligations under the Note Guarantee.

      The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

      A Default under clauses (d), (e) or (i) is not an Event of Default until the Trustee or holders of at least 25% in principal amount of the outstanding New Notes at the time of such Default notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

      The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (f) or (j) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause
(d), (e) or (i), its status and what action the Company is taking or proposes to take with respect thereto.

            (l) Acceleration, Waivers of Past Defaults, Waiver of Stay or Extension Laws, Right to Receive Payment.

                  (i) Acceleration. If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 11(g) or (h) with respect to the Company or the Guarantor), the Trustee by written notice to the Company, or the holders of at least 25% in principal amount of the New Notes by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on this Note to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 11 (g) or
            (h) with respect to the Company or the Guarantor occurs, all principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. The holders of a majority in principal amount of the New Notes may by notice to the Company rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  (ii) Waiver of Past Defaults. The holders of a majority in principal amount of the New Notes by notice to the Company may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a New Note or (ii) a Default in respect of a provision that under Section 10(b) cannot be amended without the consent of each holder of New Notes affected. A Default in respect of a provision that requires the consent of 75% of the outstanding aggregate principal amount of the New Notes to any amendment may only be waived by the holders of 75% of the outstanding aggregate principal amount of the New Notes. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  (iii) Right to Receive Payment. Notwithstanding any other
            provision of this Note, the right of the Holder to receive payment of principal of and interest on this Note, on or after the respective due dates expressed in this Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                  (iv) Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance under this Note; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  (v) When New Notes Disregarded; Registered Securities. In determining whether the holders of the required principal amount of New Notes have concurred in any direction, waiver or consent, New Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding. Also, subject to the foregoing, only New Notes outstanding at the time shall be considered in any such determination. For all purposes for this Note, any New Notes sold pursuant to a Registration Rights Agreement shall be considered the same class or series as this Note.

            (m) Notice of Transfer; Surrender; New Certificates. In the event this Note or any portion of this Note is transferred by the holder thereof to a third party (including any Affiliate (as defined in Regulation D of the Securities Act) thereof), the holder will promptly execute and return to the Trustee the assignment form attached hereto as Annex C.

      Upon the Stated Maturity, the holder of this Note, in exchange for the payment of principal of, and any accrued and unpaid interest, on this Note shall surrender this Note to the Company.

      In the event that the holder of this Note transfers any portion hereof pursuant to the terms hereof, the transferring and new holder shall be entitled to have the Company execute and deliver new certificates (with corresponding Note Guarantees executed by the Guarantor) representing the applicable principal amount of Notes in the names and denominations requested by the transferring holder, provided that the Company may request the transferring and new holder to confirm in writing that it has complied with federal and state securities laws with respect to such transfer.

            (n) Defeasance, Satisfaction and Discharge. Reference is hereby made to Article 8 of the Indenture which is incorporated by reference herein as if set forth in its entirety herein and made applicable to this Note.

            (o)   Duties of Trustee.

                  (i) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Note and any agreement entered into between the Company and the Trustee with respect to the new Notes (the "Trustee Agreement") and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (ii)  Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Note and the Trustee Agreement and no implied covenants or obligations shall be read into this Note against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements set forth in the Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (iii) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1)   this paragraph does not limit the effect of paragraph
            (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 20.

                  (iv) Every provision of this Note that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this
            Section 15.

                  (v) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (vi) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (vii) No provision of this Note or the Trustee Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (viii) Every provision of this Note relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 15.

            (p)   Rights of Trustee.

                  (i) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (iii) The Trustee may act through agents and shall not be
            responsible for the misconduct or negligence of any agent appointed with due care.

                  (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (v) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Note and the Trustee Agreement shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (vi) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

                  (vii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Note at the request or direction of any of the holders of the New Notes, unless such holders of the New Notes shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (q) Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of New Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 29 and 30.

            (r) Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Note, and it shall not be responsible for any statement of the Company in this Note or in any document issued in connection with the sale of this Note.

            (s) Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on this Note (including payments pursuant to the mandatory redemption provisions of this Note), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of this Note.

            (t) Control by Majority. The holders of a majority in principal amount of the New Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Note or, subject to Section 15, that the Trustee determines is unduly prejudicial to the rights of other holders of the New Notes or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            (u) Limitation on Suits. A Holder of New Notes may not pursue any remedy with respect to this Note unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the holders of at least 25% in principal amount of the New Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the holders of a majority in principal amount of the New Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

      A holder of New Notes may not use this Note to prejudice the rights of another holder of New Notes or to obtain a preference or priority over another holder of New Notes.

            (v)   Rights of Holders to Receive Payment.

      Notwithstanding any other provision of this Note, the right of the Holder to receive payment of principal of and interest on this Note, on or after the respective due dates expressed in this Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

            (w) Collection Suit by Trustee. If an Event of Default specified in Section 11(a) or 11(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 31 and the Trustee Agreement.

            (x) Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of the New Notes allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 31 and the Trustee Agreement.

            (y)   Priorities.

                  (i) If the Trustee collects any money or property following an Event of Default, it shall pay out the money or property in the following order:

      FIRST: to the Trustee for amounts due under Section 31 and the Trustee Agreement;

      SECOND: to holders of Senior Indebtedness of the Company, including the holders of the New Notes for amounts due and unpaid on the New Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the New Notes for principal and interest, respectively;

      THIRD: to holders of all Senior Subordinated Indebtedness; and

      FOURTH: to the Company

                  (ii) The Trustee may fix a record date and payment date for any payment to holders of New Notes pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder of New Notes and the Trustee a notice that states the record date, the payment date and amount to be paid.

            (z) Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Note or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 22 or a suit by holders of more than 10% in principal amount of the New Notes.

            (aa)  Replacement of Trustee.

                  (i) The Trustee may resign at any time by so notifying the Company. The holders of a majority in principal amount of the New Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1)   the Trustee fails to comply with Section 29;

                  (2)   the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)   the Trustee otherwise becomes incapable of acting.

                  (ii) If the Trustee resigns, is removed by the Company or by the holders of a majority in principal amount of the New Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  (iii) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Note. The successor Trustee shall mail a notice of its succession to the Holder.

                  (iv) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the New Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (v) If the Trustee fails to comply with Section 29, any Holder of New Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (bb) Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

            (cc) Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            (dd) Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

            (ee)  Compensation of Trustee.

                  (i) The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  (ii) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the New Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular New Notes.

                  (iii) When the Trustee incurs expenses after the occurrence of a Default specified in Section 11(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

            (ff) Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

      if to the Company:

      Avondale Mills, Inc.
      506 South Broad Street

      Monroe, Georgia  30655
      Attn: Chief Financial Officer

      if to the Trustee, Registrar or Paying Agent:

      Wachovia Bank, National Association
      191 Peachtree Street, 23rd Floor
      Atlanta, Georgia  30303
      Attn: Corporate Trust Department

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to the Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to the Holder or any defect in it shall not affect its sufficiency with respect to other holders of New Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            (gg) Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of New Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five business days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

            (hh) No Recourse Against Others. No director, officer, employee or stockholder, as such, of either of the Company or the Guarantor shall have any individual liability for any obligations of the Company or the Guarantor under the Notes and the Note Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, the Holder waives and is releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

            (ii) Successors. All agreements of the Company in this Note shall bind its successors.

            (jj) Headings. The headings sections and subsections of this Note have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            (kk) Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                     ANNEX A

                                 NOTE GUARANTEE

      To secure the due and punctual payment of the principal and interest, if any, on the Floating Rate Note due 2012 of Avondale Mills, Inc. (the "Note") held by 3V Capital Master Fund Ltd. (the "Holder") and all other amounts payable by the Company under the Note when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Note, and for good and valuable consideration, the receipt of which are hereby acknowledged, the Guarantor agrees to guarantee the Obligations (as defined below) on a senior basis pursuant to the terms herein (defined terms not otherwise defined herein shall have the meanings ascribed to such terms in the
Note):

1. The Guarantor hereby unconditionally and irrevocably guarantees to the Holder and its successors, transferees and assigns and to the Trustee (a) the full and punctual payment of principal and interest on the Note when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Note and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Note (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor will remain bound under this Note Guarantee notwithstanding any extension or renewal of any Obligation.

2. The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Note or the Obligations. The obligations of the Guarantor hereunder are primary, absolute and unconditional and shall not be affected by (a) the failure of the Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Exchange Agreement, the Note or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Exchange Agreement, the Note or any other agreement; (d) the release of any security held by the Holder or the Trustee for the Obligations or any of them; (e) the failure of the Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Guarantor.

3. The Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Holder or the Trustee against the Company or any other person or to any security held for payment of the Obligations.

4. This Note Guarantee is Senior Indebtedness of the Guarantor and is equal in right of payment to the payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Guarantor.

5. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Exchange Agreement, the Note or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

6. The Guarantor further agrees that this Note Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or interest on any Obligation is rescinded or must otherwise be restored by the Holder or the Trustee upon the bankruptcy or reorganization of the Company, the Guarantor or otherwise.

7. In furtherance of the foregoing and not in limitation of any other right which the Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holder or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations,
      (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holder and the Trustee.

8. The Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holder and the Trustee, on the other hand,
      (x) the maturity of the Obligations guaranteed hereby may be accelerated after an Event of Default under the Note for the purposes of the Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided by the Note, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee.

9. The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Holder or the Trustee in enforcing any rights under this Note Guarantee;

10. This Note Guarantee shall be binding upon the Guarantor and its successors and assigns and shall enure to the benefit of the successors, transferees and assigns of the Holder and, the Trustee in the event of any transfer or assignment of rights by the Holder or the Trustee, the rights and privileges conferred upon that party in this Note Guarantee and in the Note shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Note Guarantee.

11. Neither a failure nor a delay on the part of either the Holder or the Trustee in exercising any right, power or privilege under this Note Guarantee shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holder and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Note Guarantee at law, in equity, by statute or otherwise.

12. No modification, amendment or waiver of any provision of this Note Guarantee nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

      IN WITNESS WHEREOF, the Guarantor has executed this Note Guarantee as of the ___ day of August 26, 2004.

                                AVONDALE INCORPORATED

                                         By:____________________________________
                                         Name:  Jack R. Altherr, Jr.
                                         Title: Vice Chairman, Chief Financial
                                                Officer and Director

                                     ANNEX B

                  TERM SHEET FOR REGISTRATION RIGHTS AGREEMENT

      Capitalized terms that are not defined below have the meanings assigned to them in the Exchange Agreement.

Piggyback Registration Rights. If (a) the Company issues, in one or more issuances, an aggregate of $25 million or more in principal amount of New Notes and (b) thereafter, proposes to file a registration statement with respect to the offer, sale or resale of at least $50 million in principal amount of debt securities of the Company, the holders of the New Notes will have the right to cause their New Notes to be included in the registration statement (a "Piggyback Registration"), subject to the terms, conditions and other provisions outlined in this term sheet and the definitive Registration Rights Agreement. Any New Notes sold pursuant to any related registration statement are referred to in this term sheet as "Registered Notes".

      The Company will be required to enter into only one registration rights agreement with respect to the registration of the offer, sale or resale of New Notes, notwithstanding the number of holders of such New Notes. The terms and other provisions of any Registration Rights Agreement outlined in this term sheet will be subject to the approval of the majority in principal amount of holders of New Notes outstanding at such time but will, in no event, be more adverse to the Company than those reflected in this term sheet.

Notice & Other Conditions. The Company will give prompt written notice to all holders of New Notes of the intended registration.

      Each holder of New Notes will have 30 days from the date of the notice referred to above to elect to have all, but not less than all, of such holder's New Notes included in such registration statement, subject to the provisions described below, and, as a condition of the exercise of such holder's piggyback registration rights, will be required to provide such Company customary information as the Company may reasonably request about themselves and to update that information, as applicable, during the registration process and any periods of applicable offer and sale. The Company will not be required to include any New Notes in the Piggyback Registration unless the holders of at least $25 million aggregate principal amount of New Notes give the Company notice that they wish to have their New Notes included in the Piggyback Registration; provided, the holders of the New Notes shall be entitled to participate in a further Piggyback Registration if holders of at least $25 million outstanding New Notes give notice that they wish to participate.

Delayed or Abandoned Offering & Registration. Notwithstanding the foregoing, if, at any time after giving a notice of registration and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of such debt securities, the Company may, at its election, give prompt written notice of such determination to each applicable holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any New Notes in connection with such registration, but not in connection with any future registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering New Notes for the same period as the delay in registering such other securities.

Suspension Periods. The Registration Rights Agreement will contain customary provisions (i) requiring the Company to notify holders of New Notes of the happening of any event as a result of which the applicable prospectus includes a material misstatement or omission, (ii) requiring the Company to prepare, as applicable, a correcting supplement or amendment to such prospectus and (iii) requiring holders of New Notes to suspend the disposition of New Notes or Exchange Notes pursuant to the registration statement until they receive the correcting amendment or supplement.

Underwritten Offering. If the Company, at any time while New Notes are outstanding, proposes to register any of its debt securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions described below in "Cutback," use its commercially reasonable efforts to arrange for such underwriters to include the New Notes to be offered and sold by the applicable holders of the New Notes among the debt securities to be distributed by such underwriters, and participating holders of New Notes shall be obligated to sell their New Notes in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such Piggyback Registration.

Cutback. If the managing underwriter with respect to a Piggyback Registration advises the Company and the holders of the New Notes that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not New Notes) exceed the number which can be sold in such offering without a reduction in the anticipated number of, or in the selling price anticipated to be received for, the securities to be sold in such public offering, then:

                  (1)   (i)   if such registration is a primary registration on
            behalf of the Company, such reduction will be pro rata among (x) the amount of securities to be included therein for the account of the Company and (y) the New Notes proposed to be included by the applicable holders; and

                  (2) (ii) if such registration is an underwritten secondary registration on behalf of holders of debt securities of the Company, the Company will include therein: (x) first, up to the full amount of securities to be included therein for the account of the Company and the New Notes proposed to be included by the applicable holders and (y) second, all other securities proposed to be sold by any other persons that, in the opinion of the managing underwriter, can be sold without adversely affecting the success of the offering. If any reduction is required in the number of securities to be registered by the Company and the applicable holders as set forth in the preceding sentence, such reduction will be pro rata among (x) the amount of securities to be included therein for the account of the Company and (y) the New Notes proposed to be included by the applicable holders.

Holdback. Unless the managing underwriter agrees, no direct or indirect purchase or sale of debt securities of the Company will be allowed (a) during the seven days prior to the effective date of any registration statement filed by the Company in connection with a public offering and (b) during the 120 days after the effective date of any registration statement filed by the Company in connection with a public offering, in either case except as part of such registration statement, whether or not such holder participates in such registration, unless the managing underwriter otherwise agrees.

Registration Expenses. The Company will pay all customary expenses in connection with any Piggyback Registration, including the reasonable fees and expenses of one counsel chosen by a majority of holders of New Notes.

Registration Procedures. The Registration Rights Agreement will contain customary procedures regarding the Piggyback Registration.

Indemnification. The Registration Rights Agreement will contain customary cross-indemnity provisions relating to information provided in registration statement by the Company on one hand and by the applicable holders on the other.

Indenture & Trust Indenture Act of 1939. If registered and issued, the Registered Notes will be issued pursuant to an indenture containing the terms and other provisions contained in the New Notes issued on the date of the Exchange Agreement and such other terms and provisions as are customary for a comparable indenture (the "Indenture"). The Indenture will be qualified under the Trust Indenture Act of 1939.

      Governing Law. New York.

                                     ANNEX C

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Your Signature:_________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Your Name:______________________________________________________________________

Date:___________________

Signature Guarantee:____________________________________________________________

                                      B-1